Exhibit 99.1

1. Title of Security (Instr. 3)	2. Transaction Date (Month/ Day/Year)	2A.Deemed Execution Date, if any (Month/ Day/Year)	3. Trans- action Code (Instr. 8)	4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned at the end of Issuer’s Fiscal Year (Instr. 3 and 4)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
				Amount	(A) or (D)	Price
Common Stock	04/21/2021		S	55,640	(D)	$25.0668	0	(I)	See footnote (1)
Common Stock	04/22/2021		S	60,106	(D)	$25.1811	0	(I)	See footnote (1)
Common Stock	04/26/2021		S	2,401	(D)	$25.0010	0	(I)	See footnote (1)
Common Stock	04/27/2021		S	28,217	(D)	$25.1415	0	(I)	See footnote (1)
Common Stock	04/28/2021		S	1,173	(D)	$25.0000	0	(I)	See footnote (1)
Common Stock	04/29/2021		S	26	(D)	$25.0000	0	(I)	See footnote (1)
Common Stock	05/03/2021		S	1,700	(D)	$25.0118	0	(I)	See footnote (1)
Common Stock	05/05/2021		S	164,408	(D)	$24.0854	0	(I)	See footnote (1)
Common Stock	05/06/2021		S	22,892	(D)	$24.0818	0	(I)	See footnote (1)
Common Stock	05/07/2021		S	111,960	(D)	$24.0971	0	(I)	See footnote (1)
Common Stock	05/10/2021		S	127,537	(D)	$24.0311	0	(I)	See footnote (1)
Common Stock	05/25/2021		S	32,208	(D)	$21.0107	0	(I)	See footnote (1)
Common Stock	05/26/2021		S	2,598	(D)	$21.0119	0	(I)	See footnote (1)
Common Stock	05/27/2021		S	99,635	(D)	$21.0227	0	(I)	See footnote (1)
Common Stock	05/28/2021		S	30,068	(D)	$21.0314	0	(I)	See footnote (1)
Common Stock	06/04/2021		S	15,097	(D)	$21.0104	0	(I)	See footnote (1)
Common Stock	06/07/2021		S	184,137	(D)	$21.0369	0	(I)	See footnote (1)
Common Stock	06/08/2021		S	560,197	(D)	$21.0300	0	(I)	See footnote (1)

Explanation of Responses:

1. Represented 5,968,451 securities previously held of record by Searchlight Capital II, L.P. and 6,031,549 securities held of record by Searchlight Capital II PV, L.P. (the “Record Holders”). Searchlight Capital Partners II GP, L.P. (the “GP LP”) is the general partner of the Record Holders and Searchlight Capital Partners II GP, LLC is the general partner of the GP LP (the foregoing, collectively, together with the Record Holders, the “Reporting Persons”). Erol Uzumeri, Eric Zinterhofer and Oliver Haarmann are members of the board of managers of Searchlight Capital Partners II GP, LLC.